                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                     September 15, 2004 (September 14, 2004)

                     St. Mary Land & Exploration Company
             (Exact name of registrant as specified in its charter)

          Delaware                      001-31539                41-0518430
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

             1776 Lincoln Street, Suite 700, Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 861-8140

                                 Not applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

         With respect to its $100 million of 5.75% senior convertible notes due
2022, for the period from September 15, 2004 to March 14, 2005 St. Mary Land
& Exploration Company will, subject to the terms of the indenture under which the notes were issued, accrue contingent interest on the notes at a rate of 0.50% per annum, in addition to the 5.75% annual rate of interest that the notes have stated on the face of the indenture.

         The Company issued a press release dated September 14, 2004 announcing the accrual of additional contingent interest on the notes.

         A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

        (c) Exhibits. The following exhibit is furnished as part of this report:

            Exhibit 99.1     Press release of St. Mary Land & Exploration
                             Company dated September 14, 2004

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ST. MARY LAND & EXPLORATION COMPANY

Date:  September 15, 2004          By: /S/ DAVID W. HONEYFIELD
                                       -----------------------
                                       David W. Honeyfield
                                       Vice President - Finance,
                                       Treasurer and Secretary